QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.23

CONFIRMATION OF LEASE TERM

        THIS CONFIRMATION OF LEASE TERM is made this 17th day of November, 2000, between MASONS MILL PARTNERS, L.P. ("Landlord") and IMMUNICON CORPORATION ("Tenant")

        Landlord and Tenant have entered into a certain Second Amendment to Agreement of Lease (the "Second Amendment") dated September 19, 2000 demising certain Additional Space consisting of 12,715 rentable square feet in Building #2, located in the Masons Mill Business Park, Huntingdon Valley, PA 19006. All of the capitalized terms herein shall have the same respective definitions as set forth in the Lease.

        Pursuant to the provisions of Article 3 of the Second Amendment, Landlord and Tenant, intending to be legally bound hereby, acknowledge and agree that the Additional Space Rent Commencement Date shall be the 1st day of December, 2000, and that the term of the Lease shall end on the 30th day of November, 2006, at 11:59 p.m., unless sooner terminated or extended, as provided in the Lease. As supplemented hereby, the Lease shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Confirmation of Lease Term as of the day and year first written above.

LANDLORD: MASONS MILL PARTNERS, L.P. A Pennsylvania limited partnership
By:	WOODMOUNT COMPANY, LLC, a Pennsylvania limited liability company, its sole General Partner
By:	/s/ DUNCAN B. PITCAIRN
Name:	Duncan B. Pitcairn
TENANT: IMMUNICON CORPORATION
By:	/s/ JAMES G. MURPHY
Name:	James G. Murphy
Title:	Chief Financial Officer SR. Vice President

QuickLinks

  Exhibit 10.23
CONFIRMATION OF LEASE TERM